Exhibit 1.1

EXECUTION COPY

SENIOR HOUSING PROPERTIES TRUST

12,500,000 Shares of Beneficial Interest
(par value $0.01 per share)

UNDERWRITING AGREEMENT

December 9, 2010

UNDERWRITING AGREEMENT

December 9, 2010

Jefferies & Company, Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Morgan Keegan & Company, Inc.

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Janney Montgomery Scott LLC

Oppenheimer & Co. Inc.

As Managing Underwriters

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Senior Housing Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Jefferies & Company, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”) an aggregate of 12,500,000 common shares (the “Firm Shares”) of beneficial interest, par value $0.01 per share  (the “Common Shares”) of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase up to an additional 1,875,000 Common Shares (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement (File No. 333-160480) on Form S-3 under the Act (the “shelf registration statement”), including a prospectus relating to, among other things, the Common Shares, preferred shares of beneficial interest, depository shares, guarantees, debt securities and warrants for such securities of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission.  Such shelf registration statement, as so amended, and any post-effective amendments thereto, have become effective under the Act.

The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in the shelf registration statement, as so amended, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters.

Except where the context otherwise requires, the term “Registration Statement” as used in this Agreement means the shelf registration statement, as amended at the time it became effective for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated by reference or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

Except where the context otherwise requires, the term “Basic Prospectus” as used in this Agreement means the prospectus dated July 8, 2009 included in the shelf registration statement.  Except where the context otherwise requires, the term “Prepricing Prospectus” as used in this Agreement means each preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Shares.  Except where the context otherwise requires, the term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act.  Except where the context otherwise requires, the term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in

Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).

“Disclosure Package,” as used herein, means the Basic Prospectus, including without limitation the documents incorporated by reference therein as of the time of sale (as defined below), together with any Prepricing Prospectus together with the information included in Schedule F hereto and any combination of one or more of the Permitted Free Writing Prospectuses, if any, listed on Schedule B.

Any reference in this Agreement to the shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, in each case as amended (as amended, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference in this Agreement to the term “amend,” “amendment” or “supplement” with respect to the shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, any Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto (subject to adjustment in accordance with Section 8 hereof) at a purchase price of $19.62875 per share (the “Purchase Price Per Share”).

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Company and subject to all the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the

Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the Purchase Price Per Share.  This option may be exercised by you on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 15, 2010 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are actually made on December 15, 2010 is hereinafter sometimes called the “time of purchase.”  For purposes of this Agreement, 5:30 P.M. on December 9, 2010 shall be referred to as the “time of sale.”  Certificates, if any, for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the time of purchase.  For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares.  Certificates, if any, for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase.  For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at 9:00 A.M. at such location(s) as shall be agreed upon by you and the Company on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.             Representations and Warranties of the Company.  The Company represents and warrants as of the date of this Agreement, as of the time of sale and as of the time of purchase to and agrees with each of the Underwriters that:

(a)           no order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.  The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction;

(b)           (i) the Company is eligible to use Form S-3 and the offering of the Shares complies and will comply with the requirements of Rule 415 under the Act including, without limitation, Rule 415(a)(5); (ii) each part of the Registration Statement, when it became effective, complied, or with respect to any part of the Registration Statement that has not yet become effective, will comply at the time of effectiveness, and as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with applicable requirements of the Act and the Exchange Act; (iii) each part of the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) each Prepricing Prospectus, if any, complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (v) the Disclosure Package, as of the time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, in all material respects with the requirements of the Act; (vii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (viii) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and continues through the time of the filing of the Prospectus with the Commission did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein;

(c)           (i) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Basic Prospectus, any Prepricing Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus; (ii) the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; (iii) assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), (iv) the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, (v) the Prepricing Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (vi) neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act, (vii) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, (viii) the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)           the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e)           the Company has, and as of the time of purchase the Company will have, an authorized capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus); as of the date of this Agreement the Company has an outstanding capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus and as of the time of purchase there shall not have been any changes since the date of this Agreement in the Company’s outstanding capitalization, except for differences which are not material; all of the issued and outstanding Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

(f)            the Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(g)           the Company is duly qualified and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”);

(h)           the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity except for (i) the Company’s subsidiaries (as defined in the Act) (the “Subsidiaries”) and (ii) the Company’s ownership of 250,000 common shares of CommonWealth REIT, 3,235,000 common shares of Five Star Quality Care, Inc. as described in the Registration Statement, the Prepricing Prospectus and the Prospectus and its 14.29% ownership interest in Affiliates Insurance Company as described in the Registration Statement, the Prepricing Prospectus and the Prospectus.  The Subsidiaries identified in Schedule C attached hereto (each, a “Significant Subsidiary”) are the only Subsidiaries of the Company that are significant subsidiaries (as such term is defined by Rule 1-02(w) of Regulation S-X) of the Company.  Each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.  Each of the Significant Subsidiaries is duly qualified and in good standing to do business in the jurisdictions set forth below the name of such Significant Subsidiary on Schedule D hereto, such jurisdictions being the only jurisdictions in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.  Each Subsidiary that is not a Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each Subsidiary that is not a Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

(i)            this Agreement has been duly authorized, executed and delivered by the Company;

(j)            the shares of beneficial interest of the Company, including the Shares, conform in all material respects to each description thereof, if any, included or incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.  The certificates, if any, evidencing the Shares are in due and proper form and conform in all material respects to the requirements of the laws relating to Maryland real estate investment trusts;

(k)           the Shares have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

(l)            except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), (i) its Declaration of Trust, charter or by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is subject or by which any of them or any of their properties is bound or affected or (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, except, in the case of clauses (ii) and (iii), for those breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

(m)          the issuance by the Company of the Shares, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any property or assets of the Company pursuant to (i) the provisions of the Declaration of Trust or the bylaws of the Company or any Subsidiary or any of the Company’s or any Subsidiary’s other organizational documents, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (iii) any applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby;

(n)           no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency or with the NYSE, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Prepricing Prospectus and the Prospectus), other than registration of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(o)           no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of beneficial interest or other equity interests.  No person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any Common Shares.  No person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of Shares contemplated thereby, except for such rights as have been complied with or waived;

(p)           Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and is incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q)           Ernst & Young LLP, whose reports on the combined statements of revenues and certain operating expenses of certain CommonWealth REIT Properties (the “CommonWealth REIT Medical Properties”) were filed with the Commission as part of the Company’s Current Report on Form 8-K filed on December 8, 2010 and are incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(r)            all legal or governmental proceedings, affiliate or other related party transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), contracts, leases or documents of a character required to be described in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required;

(s)           except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of the Company’s or any of the Subsidiaries’ properties or assets is the subject, the result of which would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, and, to the Company’s knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.  To the Company’s knowledge, there are no legal or governmental proceedings pending to which any lessee, sublessee or operator of any property of the Company or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the result of which would, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry (“Health Care Laws”) or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”)), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a “seller”), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated individually or in the aggregate would have a Material Adverse Effect.  Nothing has come to the Company’s attention that any seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties (as defined in Section 3(t) below) or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect;

(t)            as of the respective dates at which such information is given, each of the Company and the Subsidiaries has good and marketable title in fee simple or ground leases to the properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus as being owned or ground leased by them (the “Properties”); and the Properties are free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects (“Property Encumbrances”), except for: (i) the leasehold interests of lessees (and others claiming interests by, through or under such leasehold interests) in the Company’s and the Subsidiaries’ properties held under lease (the “Leases”), (ii) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (iii) those Property Encumbrances set forth in the Registration Statement, the Disclosure Package and the Prospectus.  All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein.  Except where it would not individually or in the aggregate have a Material Adverse Effect, each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  To the Company’s knowledge, no lessee of any portion of any of the Properties of the Company or any of the Subsidiaries is in default under its respective Lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such Lease, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(u)           the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, such permits contain no restrictions that are burdensome to the Company and the Subsidiaries, taken as a whole and that would, individually or in the aggregate, have a Material Adverse Effect;

(v)           the financial statements, together with the related schedules and notes, forming a part of the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; and the combined statements of revenues and certain operating expenses of the CommonWealth REIT Medical Properties, together with the related notes, forming a part of the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, present fairly the combined statements of revenues and certain operating expenses described in Note 1 thereto for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.  Any pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  To the extent applicable, all disclosures contained in the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and, if applicable, Item 10 of Regulation S-K.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), not disclosed in the Registration Statement, each Prepricing Prospectus and the Prospectus.  The other financial and statistical data set forth in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company or CommonWealth REIT (as to the CommonWealth REIT Medical Properties).  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Prepricing Prospectus or the Prospectus that are not included as required;

(w)          subsequent to the respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any material change in the outstanding shares of beneficial interest or material increase in the outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Company or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) other than (A) regular quarterly dividends, declared, paid or made and (B) the issuance of common shares of beneficial interest to the trustees and officers of the Company and directors, officers and employees of Reit Management & Research LLC, the Company’s manager (“RMR”), pursuant to the Company’s Incentive Share Award Plan and to RMR in payment of its incentive fee in accordance with the Company’s business management agreement with RMR filed as an exhibit to the Registration Statement.  None of the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

(x)            each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged, except as described in the Registration Statement, the Disclosure Package and the Prospectus.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(y)           except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(z)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of its managing trustees (Messrs. Barry M. Portnoy and Adam D. Portnoy) and executive officers (Messrs. David J. Hegarty and Richard A. Doyle);

(aa)         neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(bb)         the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which would not individually or in the aggregate have a Material Adverse Effect;

(cc)         the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd)         the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in the Company’s internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there has been no significant change in the Company’s internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification in the Incorporated Documents filed since January 1, 2008 are complete and correct as of the dates such statements were made; each of the Company and its trustees and officers is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(ee)         the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed, except where the failure to file such return or form would not, individually or in the aggregate, have a Material Adverse

Effect.  Such returns and forms are complete and correct in all material respects, and all taxes shown on such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided.  All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes.  There have been no tax deficiencies asserted and, to the Company’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect;

(ff)           the Company has provided you with true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any trustee or executive officer of the Company, or to any family member or affiliate of any trustee or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, or to or for any family member or affiliate of any trustee or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any trustee or executive officer of the Company, or any family member or affiliate of any trustee or executive officer, which loan was outstanding on July 30, 2002;

(gg)         neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document;

(hh)         the outstanding Common Shares are, and the Shares will be, subject to official notice of issuance and evidence of satisfactory distribution, listed on the NYSE; and the Company is in compliance with NYSE listing standards;

(ii)           the Company meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

(jj)           the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will not be, and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(kk)         in accordance with Conduct Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(ll)           except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the purchase and sale agreements, initially dated as of November 12, 2010, as amended through the date hereof, entered into by the Company with a subsidiary of CommonWealth REIT under which the purchases contemplated therein have not yet been consummated  (the “Remaining MOB Agreements”) has been duly authorized by the Company and is a valid and binding agreement of the Company, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

(mm)       to the best knowledge of the Company, (i) the execution and delivery by the Company of the Remaining MOB Agreements did not, and the consummation of the transactions contemplated therein will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any property or assets of the Company pursuant to (A) the provisions of the Declaration of Trust or the bylaws of the Company or any applicable Subsidiary or any of the Company’s or any such Subsidiary’s other organizational documents, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any applicable Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the property or assets of the Company or any such Subsidiary is subject, or (C) any applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its applicable Subsidiaries’ properties, other than, in the case of clauses (B) and (C), as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the representations and warranties contained in subsections 3(s), 3(t) and 3(u) would have been true in all material respects had the transactions contemplated by the Remaining MOB Agreements been consummated immediately prior to the execution of this Agreement; provided that with respect to the representations and warranties contained in this subsection 3(mm), the Company assumes that (1) the transactions contemplated in the Remaining MOB Agreements were consummated immediately prior to the execution of this Agreement solely on the terms of such agreements (including satisfaction and completion of all pre-closing matters and closing conditions), (2) any financing obtained in connection with the transactions contemplated in the Remaining MOB Agreements does not conflict with or violate the Declaration of Trust or the bylaws of the Company or any applicable Subsidiary or any of the Company’s or any such Subsidiary’s other organizational documents, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the property or assets of the Company or any such Subsidiary is subject, or any applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its applicable Subsidiaries’ properties, (3) there are no changes in the Declaration of Trust or the bylaws of the Company or any applicable Subsidiary or any of the Company’s or any Subsidiary’s other organizational documents, (4) there are no changes in the applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its applicable Subsidiaries’ properties and (5) no intervening facts or events have occurred beyond those known on the date hereof.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants.

(a)           The Company hereby agrees:

(i)            to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(ii)           to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(iii)          to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of either of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of either of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Prepricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

(iv)          to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Shares, and to promptly notify you of such filing;

(v)           if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the registration statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment has become effective;

(vi)          to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) upon request, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR, IDEA or any successor database;

(vii)         to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required under the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of the Shares, which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(viii)        to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than March 1, 2011 an earning statement of the Company satisfying the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(ix)           to furnish or make available to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(x)            to furnish to you three conformed copies of each of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(xi)           to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(xii)          to apply the net proceeds from the sale of the Shares, in all material respects, in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(xiii)         to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (vii) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(xiv)        to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;

(xv)         to comply with Rule 433(g) under the Act;

(xvi)        not to (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or options, warrants or other rights to purchase Common Shares or any other shares of the Company that are substantially similar to Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), or (iv) file a registration statement under the Act relating to the offer and sale of any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or options, warrants or other rights to purchase Common Shares or any other shares of the Company that are substantially similar to Common Shares for a period of sixty (60) days after the date hereof (the “Lock-up Period”) without the prior written consent of Jefferies & Company, Inc., except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Shares upon the exercise of outstanding options or warrants as disclosed in the Registration Statement, each Prepricing Prospectus and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans, if any, described in the Registration Statement, each Prepricing Prospectus and the Prospectus, (iv) issuances of Common Shares to the trustees and officers of the Company and directors, officers and employees of RMR pursuant to the Company’s Incentive Share Award Plan described in the Registration Statement, each Prepricing Prospectus and the Prospectus and to RMR in payment of its incentive fee in accordance with the Company’s business management agreement with RMR filed as an exhibit to the Registration Statement and (v) issuances of Common Shares as partial or full payment for properties directly or indirectly acquired or to be acquired by the Company or its subsidiaries; provided that, the Company shall have conditioned such issuances of Common Shares upon agreement of the recipients to the restrictions of this paragraph; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this 5(a)(xvi) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(xvii)       to use its best efforts to cause the Shares to be listed on the NYSE;

(xviii)      to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code;

(xix)         to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for the Common Shares;

(xx)          prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent; and

(xxi)         not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(b)           Each Underwriter represents, severally and not jointly, that it has not and will not use any “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission by the Company or any Underwriter pursuant to Rule 433 under the Act, other than any free writing prospectus listed on Schedule B hereto or otherwise consented to by the Company.

5.             Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii)(A), (C), (D) or (E) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(a)(xiv) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.                                       Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company shall furnish to you at the time of purchase and the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase and the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey & LeBoeuf LLP, counsel for the Underwriters.  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may limit such opinion to matters of federal, Massachusetts and New York law and, as to matters governed by Maryland law, may rely upon the opinion, dated as of the time of purchase and the additional time of purchase, as the case may be, of Venable LLP delivered pursuant to Section 6(b) of this Agreement, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters.  In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Limited Liability Company Act of the State of Delaware and that their opinion with respect to the qualification of the Company and its Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(b)                                 The Company shall furnish to you at the time of purchase and the additional time of purchase, as the case may be, an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase and the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey & LeBoeuf LLP, counsel for the Underwriters.

(c)                                  You shall have received at the time of purchase and the additional time of purchase, as the case may be, an opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated the time of purchase and the additional time of purchase, as the case may be, with respect to the sale of the Shares by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require.  In addition, Dewey & LeBoeuf LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

(d)                                 You shall have received from Ernst & Young LLP letters addressed to the Underwriters in the forms approved by Jefferies & Company, Inc., and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, any Prepricing Prospectus, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, the Prospectus, the Current Report on Form 8-K filed on December 8, 2010 and (ii) the time of purchase and the additional time of purchase, as the case may be, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e)                                  No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

(f)                                    The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, no later than the second full business day after the date of this Agreement or such earlier time as required by the Act.

(g)                                 Prior to the time of purchase and the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prepricing Prospectuses or the Prospectus, and no amendment or supplements thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)                                 Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(i)                                     You shall have received the signed Lock-Up Agreements referred to in Section 3(z) hereof.

(j)                                     The Company will, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (g) and (h) of this Section 7 have been met.

(k)                                  The Company will, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of its Chief Financial Officer, in the form set forth in Exhibit B hereto.

(l)                                     The Company will at the time of purchase deliver to you a certificate signed by the Chief Financial Officer of the Company substantially in such form approved by you and counsel to the Underwriters, respecting the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby (including, without limitation, the application of the net proceeds by the Company as described in the Prospectus), with the financial covenants set forth in the Company’s credit agreement, the Company’s indenture relating to the Company’s 8-5/8% Senior Notes due 2012 and the Company’s indenture relating to the Company’s 7-7/8% Senior Notes due 2015 and other agreements and instruments respecting outstanding material indebtedness of the Company and the Subsidiaries.

(m)                               The Shares shall have been approved for listing on the NYSE.

(n)                                 The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as you may reasonably request.

7.                                       Effective Date of Agreement; Termination.  This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission.  Until such time as this Agreement shall have become effective, it may be terminated by notifying you, or by you, as representatives of the Underwriters, by notifying the Company.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Jefferies & Company, Inc. if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and the

Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of Jefferies & Company, Inc., make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE Amex or the Nasdaq Stock Market Inc.; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of Jefferies & Company, Inc., makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus.

If Jefferies & Company, Inc. elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(a)(xiv), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

8.                                       Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Firm Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                       Indemnity and Contribution.

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or in the Disclosure Package or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its trustees, officers and agents and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus or the Disclosure Package, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or the Disclosure Package in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a) and (b) of this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise.  Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such

Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                                    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees, officers, employees or agents or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers, trustees, employees or agents in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the Disclosure Package.

10.                                 Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Facsimile: (212) 284-2280, Attention: General Counsel, with a copy to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Donald J. Murray, Esq.; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: David J. Hegarty, President and Chief Operating Officer, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Alexander A. Notopoulos, Jr., Esq.

11.                                 Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.                                 Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party.  Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.                                 Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.                                 Information Furnished by the Underwriters.  The statements set forth in the fourth, seventh and eighth paragraphs, and in the section entitled “Price stabilization, short positions,” under the caption “Underwriting” in the Prospectus Supplement, insofar as such statements relate to (a) electronic delivery of prospectuses, (b) the amount of selling concession, (c) sales of shares made outside of the United States may be made by the Underwriters’ affiliates and (d) price stabilization and short positions, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

15.                                 No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principals and not as the agents or fiduciaries of the Company and the Underwriters have not assumed and will not assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.           Miscellaneous.  Lending affiliates of Morgan Stanley & Co. Incorporated may have lending relationships with issuers of securities underwritten or privately placed by Morgan Stanley & Co. Incorporated.  To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Morgan Stanley & Co. Incorporated will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to Morgan Stanley & Co. Incorporated.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST.  ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.

Very truly yours,

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name: Richard A. Doyle
Title: Treasurer and Chief Financial Officer

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

JEFFERIES & COMPANY, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

By: JEFFERIES & COMPANY, INC.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Global Head of Healthcare Investment Banking

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

By: MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Matthew Johnson
Name: Matthew Johnson
Title: Executive Director

SCHEDULE A

Underwriters	Number of Firm Shares

Jefferies & Company, Inc.	2,452,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,452,000
Morgan Stanley & Co. Incorporated	2,452,000
Citigroup Global Markets Inc.	888,850
Morgan Keegan & Company, Inc.	888,850
RBC Capital Markets, LLC	888,850
UBS Securities LLC	888,850
Wells Fargo Securities, LLC	888,850
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	153,250
Janney Montgomery Scott LLC	153,250
Oppenheimer & Co. Inc.	153,250
BBVA Securities Inc.	30,000
Comerica Securities, Inc.	30,000
JMP Securities LLC	30,000
Mitsubishi UFJ Securities (USA), Inc.	30,000
PNC Capital Markets LLC	30,000
Santander Investment Securities Inc.	30,000
Scotia Capital (USA) Inc.	30,000
SMBC Nikko Securities America, Inc.	30,000
Total	12,500,000

A-1

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

None.

B-1

SCHEDULE C

Significant Subsidiaries

SPTMRT Properties Trust

SNH/CSL Properties Trust

SNH/LTA Properties Trust

SNH Medical Office Properties Trust

SNH FM Financing Trust

SNH FM Financing LLC

C-1

SCHEDULE D

Foreign Qualifications of the Company

Massachusetts

Foreign Qualifications of SPTMRT Properties Trust

Arizona
California
Florida
Massachusetts
Virginia

Foreign Qualifications of SNH/CSL Properties Trust

Massachusetts

Foreign Qualifications of SNH/LTA Properties Trust

Alabama

California

Kentucky

Mississippi

Pennsylvania

South Carolina

Tennessee

Virginia

Foreign Qualifications of SNH Medical Office Properties Trust

California
Florida

New York

Oklahoma

Pennsylvania

Rhode Island

Texas
Virginia

Foreign Qualifications of SNH FM Properties Trust

N/A

Foreign Qualifications of SNH FM Properties LLC

Arizona

California

Florida

D-1

Georgia

Indiana

Kansas

Kentucky

Massachusetts

New Mexico

North Carolina

Ohio

Texas

Virginia

Wisconsin

D-2

SCHEDULE E

Maryland Significant Subsidiaries

SPTMRT Properties Trust
SNH/CSL Properties Trust

SNH/LTA Properties Trust

SNH Medical Office Properties Trust

SNH FM Financing Trust

E-1

SCHEDULE F

1. Public Offering Price: $20.50 per share

2. Number of Shares Offered: 12,500,000

F-1

EXHIBIT A

Senior Housing Properties Trust
Common Shares of Beneficial Interest
(Par Value $0.01 Per Share)

December      , 2010

Jefferies & Company, Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. Incorporated

Together with the other underwriters

named in Schedule A to the Underwriting

Agreement referred to herein

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between Senior Housing Properties Trust (the “Company”) and you and the other underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), with respect to the public offering (the “Offering”) of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of 60 days after the date of the final prospectus supplement relating to the Offering the undersigned will not, without the prior written consent of Jefferies & Company, Inc. (“Jefferies”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The foregoing restrictions shall not apply to (a) the registration of or sale to the Underwriters of any Common Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for a period from the date hereof until the end of 60 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Jefferies, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Richard A. Doyle, being the Chief Financial Officer of Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”), does hereby certify that:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Schedule A included in or incorporated by reference in the Registration Statement, Prepricing Prospectus and the Prospectus.  Such information has been derived from the books and records of the Company and CommonWealth REIT, and to the best of my knowledge and belief are accurate in all material respects as of the dates set forth in the Registration Statement, Prepricing Prospectus and the Prospectus.  I make no comment as to whether the foregoing information complies with the requirements of Regulation S-K.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of December, 2010.

Richard A. Doyle
Chief Financial Officer